EXHIBIT 10.7

LEASE

BETWEEN

OASIS LARGO, LLC, as Landlord

AND

FIRST STATE BANK, as Tenant

FOR PREMISES LOCATED AT:

13075 Walsingham Road

Largo, Florida 33774

SINGLE-TENANT NET LEASE

1. BASIC PROVISIONS (“Basic Provisions”).

1.1. Parties. This Lease (“Lease”), dated for reference purposes only,                      (the “Reference Signature Date”), is made by and between OASIS LARGO, LLC, a Florida limited liability company, and/or its successors or assigns (“Landlord”) and FIRST STATE BANK, a Florida banking corporation (“Tenant”), (collectively the Parties,” or individually a “Party”).

1.2. Premises. That certain real property, including all improvements therein located at 13075 Walsingham Road, Largo, FL 33774 and generally described as a bank branch containing approximately 3,964 sq. ft of interior rentable improvements, together with drive-throughs, on a site containing approximately 22,200 sq. ft of land, legal described in Exhibit “A” (“Premises”).

1.3. Term. Fifteen (15) years (“Original Term”) commencing on the date that the vesting deed conveying the Premises to Landlord is recorded in the Pinellas County public records and Landlord takes possession of the Premises (“Commencement Date”) and ending one (1) day less than fifteen (15) years thereafter (“Expiration Date”). (See Article 3 for further provisions.)

1.4. (Intentionally omitted)

1.5. Base Rent. $ 15,000.00 per month plus applicable Florida sales taxes (“Base Rent”), payable on the first day of each month commencing on the earlier of: ninety (90) days following the Commencement Date or August 1, 2007 (“Rent Commencement Date”). (See Article 4 for further provisions.)

1.6. Security Deposit. N/A

1.7. Permitted Use. Bank branch and associated uses. (See Article 6 for further provisions.)

1.8. Insuring Party. Tenant is the “Insuring Party.” (See Article 8 for further provisions.)

1.9. Real Estate Brokers. Landlord is represented by RPS Commercial Properties, Inc. (“RPS”). Tenant is represented by Retail One, Inc. (“Retail One”). RPS and Retail One are each referred to as “Broker” or collective referred to as the “Brokers.” (See Paragraph 15 for further provisions.)

2. PREMISES.

2.1. Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage or acreage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2. Condition. Landlord shall deliver the Premises to Tenant in “as is” condition.

2.3. Inspection Period. Tenant shall have a period of forty-five (45) days from the Reference

Signature Date in which to conduct such studies, inspections or investigations with respect to the Premises, including, without limitation, environmental, title, and survey, as Tenant deems appropriate (collectively, the “Due Diligence Reports”) as more fully set forth on Exhibit “B.” Tenant acknowledges receipt of all of the Due Diligence Reports set forth on Exhibit “B.” Forty-five (45) days from the Reference Signature Date and thereafter shall be referred to as the “Inspection Period.” For that purpose, Landlord hereby grants to Tenant and its consultants and agents or assigns, full right of entry upon the Premises, but subject to prior notice to Landlord and coordination with Landlord of a satisfactory time to complete said investigations. Tenant’s indemnification obligations under Section 8.7 shall apply commencing on the Reference Signature Date, and shall survive any termination of this Lease as to occurrences during the Inspection Period prior to such termination. During the Inspection Period Tenant shall seek all required consents and approvals of Tenant’s Board of Directors, Comptroller of the Currency and other required approvals of all banking regulatory agencies. If Tenant is not satisfied with the results from its studies, inspections or investigations, or its ability to obtain any necessary approvals or commitments, then Tenant may terminate this Lease by written notice to Landlord on or before three (3) business days from the last day of the Inspection Period, whereupon this Lease shall be of no further force or effect, Tenant shall be released from all obligations hereunder (except for the indemnity contained hereinabove), and Tenant shall be immediately refunded all previously paid deposits, if any. Tenant’s failure to terminate this Lease in accordance with this Section 2.3. on or before the last day of the Inspection Period shall be deemed to constitute Tenant’s express waiver of its right to terminate pursuant to this Section 2.3.

2.4. If Tenant does not terminate this Lease pursuant to the terms of Section 2.3, Tenant shall have the option of entering the Premises for the purpose of making the Premises suitable for its occupancy (“Occupancy Renovations”). Tenant shall perform all of the Occupancy Renovations in a lien free manner. Tenant shall indemnify and hold harmless Landlord from any construction liens as a result of the Occupancy Renovations or liability of its occupancy of the Premises prior to the Rent Commencement Date. Tenant shall furnish to Landlord full and complete copies of the plans and other data produced for the Occupancy Renovations and shall otherwise comply with the provisions of Article 7 of this Lease. Landlord has represented to Tenant that the prior owner of the Premises has imposed on Landlord a period of time after Tenant acquires the Premises in which the Premises cannot be operated as a banking facility (“Dark Period”). Landlord acknowledges that Tenant’s performance of the Occupancy Renovations shall not be a violation of the Dark Period.

2.5. Acceptance of Premises. Tenant hereby acknowledges that during the Inspection Period Tenant has made such investigation as it deems necessary with reference to the condition of the Premises and, except as specifically set forth in this Lease, assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises and/or the term of this Lease; and that neither Landlord, nor any of Landlord’s agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

3. TERM.

3.1. Initial Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Section 1.3.

3.2. Option to Extend. Tenant shall have two (2) options (individually and collectively, as applicable, the “Option”) to extend the Term of this Lease for additional periods of five (5) years each (individually, an “Option Term”) for the entire Premises as the Premises exist at the end of the Original Term of the Lease and first Option Term, as applicable.

(a) Exercise. An Option must be exercised, if at all, by written notice (“Option Notice”) delivered by Tenant to Landlord not later than nine (9) months prior to the end of the then current Term of the Lease. Further, the Option and Tenant’s exercise thereof is expressly subject to the terms and conditions of Article 36 of the Lease, and in addition to those terms and conditions and not in limitation thereof, the Option shall not be deemed to be properly exercised if, as of the date of the applicable Option Notice or at the end of the then current Term of the Lease, Tenant (i) is in default under the Lease or (ii) has assigned or sublet all or any portion of the Lease beyond any applicable cure period or its interest therein in violation of the provisions of this Lease.

(i) Base Rent. Provided Tenant has properly and timely exercised the Option, the Term of this Lease shall be extended by the first or second Option Term, as applicable, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except for the Base Rent, which shall be adjusted increased annually by three (3%) over the immediately preceding lease year

4. RENT.

4.1. Base Rent.

(a) The “Base Rent” payable by lessee for the Premises shall be $ 15,000.00 per month plus applicable Florida sales taxes. Tenant shall pay the Base Rent set forth above, in advance, as set forth in Section 1.5 of the Lease and continuing thereafter on the first day of each month during the term of the Lease (as it may be extended pursuant to the terms of Section 3.2 above).

(b) The Base Rent payable under Section 4.1(a) above shall be adjusted by an increase of three (3%) per annum, cumulative and compounded, over the preceding year (i.e. the 13th month following Commencement Date, 26th month following Commencement Date, 37th month following Commencement Date, etc. with each such date hereinafter referred to as an “Adjustment Date”) commencing on the first day of the month of the annual Adjustment Date.

4.2. Rent Procedures. Tenant shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Landlord in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

5. SECURITY DEPOSIT. (N/A)

6. USE.

6.1. Purpose. Tenant shall use and occupy the Premises only for the purposes set forth in Section 1.7 and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties.

6.2. Hazardous Substances. Tenant shall not cause or permit any hazardous material to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees. If the Premises are, through Tenant’s fault, contaminated by hazardous materials, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value or useable space or of any amenity of the Premises), damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney’s fees, consultants fees and expert fees (including any appeals) which arise during the lease term as a result of any such contamination.

This indemnification by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remediation, removal or restoration work required by any federal, state or local government agency or political subdivision because of hazardous material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any hazardous material on the Premises is detected, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the contamination or introduction of such hazardous material to the Premises; provided, however, that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, so long as such actions would not potentially have any material adverse effect on the Premises.

As used herein, the term “hazardous materials” means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local government authority, the State of Florida or the United States government. The term “hazardous material” includes, without limitation, any material or substance that is (1) defined as a “hazardous substance” under appropriate state law provisions, (2) petroleum, (3) asbestos, (4) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 USC 1321), (5) defined as a hazardous waste pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, (42 USC 690), (6) defined as a hazardous substance pursuant to Section 10 of the Comprehensive Environmental Response, Compensation and Liability Act (42 USC 9601), or (7) defined as a regulated substance pursuant to Sub-Chapter VIII, Solid Waste Disposal Act (the regulation of underground storage tanks), (42 USC 4991).

(a) Tenant’s Compliance with Law. Except as otherwise provided in this Lease, Tenant shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all Applicable Laws, which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits as may be applicable to or govern the Premises, and the requirements of any applicable fire insurance underwriter or rating bureau.

7. MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND ALTERATIONS.

7.1. Tenant’s Obligations.

(a) Subject to the provisions of Sections 14 (condemnation), or as otherwise provided in this Lease or where occasioned by the negligence of Landlord or Landlord’s Agents, Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about or adjacent to the Premises. Tenant shall not cause or permit any hazardous substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of, the Premises, the elements surrounding the same, or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any hazardous substance and/or storage tank brought onto the Premises by or for Tenant or under its control. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair Tenant shall, at Tenant’s sole cost and expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located or to be located on the Premises: (i) heating, air conditioning and ventilation equipment; (ii) boiler, fired or unfired pressure vessels; (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection; (iv) landscaping and irrigation systems; (v) roof covering and drain maintenance; and (vi) asphalt and parking lot maintenance; provided, however, that Tenant shall not be required to procure and maintain a contract with respect to the maintenance requirements of Sections 7.1(a)(v) and (vi) herein, if Tenant desires to be directly responsible for such inspection, maintenance and service.

7.2. Landlord’s Obligations. Except for the warranties and agreements of Landlord contained in Sections 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises) or as provided elsewhere in this Lease, it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon or the equipment therein, whether structural or non-structural, all of which obligations are intended to be that of the Tenant under Section 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Tenant and Landlord expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Tenant the right to make repairs at the expense of Landlord or to terminate this Lease by reason of, any needed repairs.

7.3. Utility Installations, Trade Fixtures and Alterations.

(a) Definitions; Consent Required. The term “Utility Installations” is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing and fencing in, on or about the Premises. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements on the Premises from those which are provided by Landlord under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Tenant Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord as defined in Section 7.4(a). Notwithstanding the foregoing, Tenant shall be entitled, without necessity of Landlord’s consent, to make non-structural Alterations and Utility Installations in or about the Premises.

(b) Consent. Any Alterations, any exterior non-structural Alterations which are visible from the outside, any structural Alteration or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form with proposed detailed plans. All consents given by Landlord, whether by virtue of Section 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Tenant’s acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Landlord prior to commencement of the work thereon; and (iii) the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Tenant during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Tenant shall promptly, upon completion thereof, furnish Landlord with as-built plans and specifications thereof, any and all certificates of occupancy or the equivalent and any and all architect’s certificates of substantial completion or equivalents. Notwithstanding the foregoing, any consent required by Landlord shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if Landlord fails to respond to Tenant within five (5) business days upon receiving such written request from Tenant.

(c) Indemnification. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanics or materialmen’s lien against the Premises or any interest therein. Where Landlord’s consent shall be required herein, Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises.

7.4. Ownership, Removal, Surrender and Restoration.

(a) Ownership. Subject to Landlord’s right to require their removal or become the owner thereof as hereinafter provided in this Section 7.4, all Alterations and Utility Installations made to the Premises by Tenant shall be the property of and owned by Tenant. Unless otherwise instructed as per Section 7.4(b) hereof, all Tenant-Owned Alterations and Utility Installations not removed by Tenant shall, at the expiration or earlier termination of this Lease, become the property of Landlord and remain upon and be surrendered by Tenant with the Premises.

(b) Removal. Except (1) as otherwise agreed in writing, or (2) should Tenant exercise its option to purchase the Premises in accordance with the provisions of Section 55 of this Lease, Landlord by notice to Tenant in writing, given not later than ninety (90) days prior to the expiration of the term of this Lease, may require that any or all Tenant-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding the fact that Landlord may have consented to their installation. Landlord may require the removal at any time of all or any part of any Tenant-Owned Alterations or Utility Installations made without the required consent of Landlord.

(c) Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Landlord, the Premises, as surrendered, shall include the Alterations and the Utility Installations not removed by Tenant. The obligation of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant’s Trade Fixtures, furnishings, equipment and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Tenant, and the removal, replacement or remediation of any soil, material or ground water contaminated by Tenant, all as may then be required by Applicable Law and/or good practice. Tenant’s Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant subject to its obligation to repair and restore the Premises per this Lease.

8. INSURANCE; INDEMNITY.

8.1. Payment For Insurance. Since Tenant is the Insuring Party, Tenant shall pay for all insurance required under this Paragraph 8. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term.

8.2. Liability Insurance. Tenant agrees to maintain in full force and effect at all times during the term of this Lease as it may be extended, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers acceptable to Landlord and with a rating consistent with the requirements of Section 8.5 of the Lease, which afford the following coverages: (i) Worker’s compensation (statutory limits); (ii) Employer’s liability not less than Five Hundred Thousand Dollars ($500,000.00); (iii) Comprehensive general liability insurance, including blanket contractual liability, broad form property damage, personal injury (including employees), owned/non-owned auto liability, completed operations, products liability and fire damage not less than One Million Dollars ($1,000,000.00) with a combined single limit for both bodily injury and property damage and naming Landlord, Landlord’s agents and Landlord’s mortgagees as additional insured’s as their respective interests may appear; and (iv) “All Risk” property insurance (including, without limitation, vandalism, malicious mischief, water damage, course of construction endorsement, sprinkler leakage endorsement, debris removal and demolition coverage and boiler and machinery coverage) on the Premises and the leasehold improvements, Alterations and Tenant’s personal property located on or in the Premises, which shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form and in an amount equal to the full amount of the replacement cost of the insured items, as the same may from time to time increase in value as a result of inflation or otherwise. The insurance policies set forth above shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant or relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to, and not contributory with, any similar insurance carried by Landlord whose insurance shall be considered excess insurance only.

8.3. Property Insurance Building, Improvements and Rental Value.

(a) Building and Improvements. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake if Tenant elects to self-insure such coverage, it being understood that throughout the term of this Lease that any insurance coverage which Tenant elects not to carry with respect to the Building is deemed to be self-insured by Tenant under Tenant’s “Self-Insured Retention” program (“SIR Program”), with full waiver of subrogation to be deemed included under such SIR Program, it being the intention of the parties that Landlord shall have no responsibility to repair or reconstruct any portion of the Building which may be damaged, whether by insured events or uninsured events, with Tenant to have the obligation to cause the repair and reconstruction of the Building regardless of the level of insurance proceeds received or receivable by Tenant, meaning that Tenant shall self-insure any deductible or any matter which is not covered by insurance and shall promptly cause the repair and restoration of any portion of the Building which may be damaged by an event, insurable or not, during the term of this Lease), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to the Premises’ location. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000.00 per occurrence, and Tenant shall be liable for such deductible amount in the event of an Insured Loss, as defined in Section 9.1(c).

(b) Rental Value. N/A

(c) Tenant’s Improvements. The policy carried by Tenant under this Section 8.3 shall insure Tenant Owned Alterations and Utility Installations.

8.4. Tenant’s Property Insurance. Subject to the requirements of Section 8.5, Tenant at its cost shall either by separate policy or, at Landlord’s option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant’s personal property, Tenant-Owned Alterations and Utility Installations in, on or about the Premises similar in coverage to that carried by the Insuring Party under Section 8.3. Such insurance shall provide full replacement cost coverage with a deductible not to exceed $1,000.00 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property or the restoration of Tenant-Owned Alterations and Utility Installations. Tenant shall be the Insuring Party with respect to the insurance required by this Section 8.4 and shall provide Landlord with written evidence that such insurance is in force.

8.5. Insurance Policies. Insurance required hereunder shall be provided by companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A:XII, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of Best’s Insurance Guide. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Article 8. Tenant shall cause to be delivered to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insured’s and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification, except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or insurance binders evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Article 8, the other Party may, but shall not be required to, procure and maintain the same, but at Tenant’s expense.

8.6. Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord (“Waiving Party”) each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party’s property arising out of or incident to the perils required to be insured against under Article 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereof. Landlord and Tenant hereby agree that if Tenant is unable to obtain a waiver of subrogation provision in any insurance coverage which it elects to cover under this Lease as Insuring Party, Landlord and Tenant nonetheless each release and relieve the other pursuant to the foregoing provisions of this Section 8.6. Any SIR Program shall be deemed to include full waiver of subrogation. Where waiver of subrogation is unavailable in any insurance policies carried by Tenant as the Insuring Party, Tenant shall request that Landlord be added as an additional insured.

8.7. Indemnity. Except for Landlord’s negligence and/or breach of express warranties and/or breach of any other obligation of Landlord set forth in this Lease, Tenant shall indemnify, protect, defend and hold harmless the Premises, lessor and its agents, Landlord’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney’s and consultant’s fees, expenses and/or liabilities arising out of, involving or in dealing with, the occupancy of the Premises by Tenant, the conduct of Tenant’s business, any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, and out of any Default or Breach by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord, and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified.

8.8. Exemption of Landlord from Liability. Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person other than Landlord or Landlord’s Agents in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord. Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom, except where caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents.

9. DAMAGE OR DESTRUCTION.

9.1. Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Tenant-Owned Alterations and Utility Installations, the repair time for which damage or destruction is less than six (6) months after a thirty (30) day period for review and analysis, as certified to the parties by Landlord’s general contractor within thirty (30) days following such damage or destruction.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Tenant-Owned Alterations and Utility Installations the repair time for which damage or destruction is more than six (6) months after a thirty (30) day period for review and analysis, as certified to the parties by Landlord’s general contractor within thirty (30) days following such damage or destruction.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Tenant-Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Section 8.3(a), irrespective of any deductible amounts or coverage limits involved. (d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

(d) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a hazardous substance in, on or under the Premises.

9.2. Partial Damage-Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Tenant shall, at Tenant’s expense, repair such damage as soon as reasonably possible, and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. Unless otherwise agreed, Tenant shall in no event have any right to reimbursement from Landlord for any funds contributed by Tenant to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Section 9.3 rather than Section 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3. Partial Damage-Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, Tenant shall make the repairs at Tenant’s expense, and this Lease shall continue in full force and effect.

9.4. Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate effective as of the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Tenant. The termination of this Lease however shall not terminate the Option to Purchase set forth in Section 55 of this Lease. In the event, however, that the damage or destruction was caused by Tenant, Landlord shall have the right to recover Landlord’s damages from Tenant except as released and waived in Section 8.6.

9.5. Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month’s Base Rent, whether or not an Insured Loss, Landlord may, at Landlord’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage. The termination of this Lease however shall not terminate the Option to Purchase set forth in Section 55 of this Lease.

9.6. Abatement of Rent; Tenant’s Remedies. In the event of damage described in Section 9.2 (Partial Damage-Insured), the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Tenant hereunder for the period during which such damage, its repair or the restoration continues, shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired with respect to this Lease. Except for abatement (in proportion to the degree to which Tenant’s use of the Premises is impaired) of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Tenant hereunder shall be performed by Tenant, and Tenant shall have no claim against Landlord for any damage suffered by reason of any such repair or restoration.

9.7. Termination-Advance Payments. Upon termination of this Lease pursuant to this Article 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord to the extent applicable.

9.8. Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. REAL PROPERTY TAXES.

10.1. Payment of Taxes. Tenant shall pay the Real Property Taxes, as defined in Section 10.2, applicable to the Premises during the term of this Lease. All such payments shall be made before the date for the imposition of any penalties for nonpayment of the applicable installment. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Tenant shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Tenant’s share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment after such proration. If Tenant shall fail to pay any Real Property Taxes required by this Lease to be paid by Tenant, Landlord shall have the right to pay the same, and Tenant shall reimburse Landlord therefor upon demand.

10.2. Definition of “Real Property Taxes”. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, Landlord’s right to rent or other income therefrom, and/or Landlord’s business of leasing the Premises. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. With respect to any assessment to be included within the definition of Real Property Taxes, such assessment shall be amortized over the useful life of the improvement in question, and, notwithstanding any governmental requirement concerning payment, the amount to be included in the Real Property Taxes for any year and payable by Tenant shall not exceed the amount which would be amortized or deemed to be amortized for that particular year had such amortization been over the useful life of the improvement as aforesaid.

10.3. (Intentionally Omitted)

10.4. Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant-owned alterations, utility installations, trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause its trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord, if any of Tenant’s said personal property shall be assessed with Landlord’s real property and if Landlord is paying directly the Real Property Taxes which included such personal property assessment. Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

11. UTILITIES.

Tenant shall contract for and pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises.

12. ASSIGNMENT AND SUBLETTING.

12.1. Landlord’s Consent Required.

(a) Subject to the provisions of Section 12.4 below, Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assignment”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent given under and subject to the terms of Section 34. Anything to the contrary notwithstanding, Tenant shall be allowed, without the prior consent of Landlord, (1) to transfer ownership of the Premises to a holding company of Tenant (“Holding Company”); (2) to transfer ownership of the Premises to an entity owned or controlled by Tenant or Holding Company; or (3) to change the ownership of Holding Company or Tenant as a result of a merger or acquisition of Tenant or Holding Company by or with another financial institution. Additionally, if any of the options in the sentence next above are effected there shall be no adjustments in Base Rent or other adjustments provided in Section 12.1.(b) of this Lease.

(b) Subject to the provisions of 12.1.(a) above, an assignment or subletting of Tenant’s interest in this Lease without Landlord’s specific prior written consent shall, at Landlord’s option, be a Default curable after notice as per Section 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Landlord elects to treat such unconsented to assignment or subletting as a noncurable Breach, Landlord shall have the right to either: (i) terminate this Lease; or (ii) waive the default and allow this Lease to remain in full force and effect, and upon thirty (30) days written notice (“Landlord’s Notice”), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Tenant, Tenant shall pay the amount set forth in Landlord’s Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. In the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Tenant shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

12.2. Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Landlord’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Tenant under this Lease; (ii) release Tenant of any obligations hereunder; or (iii) alter the primary liability of Tenant for the payment of Base Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease.

(b) Landlord may accept any rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for the Default or Breach by Tenant of any of the terms, covenants or conditions of this Lease.

(c) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the sublessee. However, Landlord may consent to subsequent sublettings and assignments of the sublease without notifying Tenant or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

(d) In the event of any Default or Breach of Tenant’s obligations under this Lease, Landlord may proceed directly against Tenant, any Guarantors or any one else responsible for the performance of the Tenant’s obligations under this Lease, including the sublessee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested by Landlord. If Tenant requests Landlord to consent to an assignment or subletting, and Landlord determines, in Landlord’s commercially reasonable discretion, that Landlord will need to have outside legal or technical assistance to review the request for consent to a proposed assignment or subletting, Tenant shall reimburse Landlord, within thirty (30) days of request by Landlord, for Landlord’s actual out-of-pocket good faith expenditures in such regard, with the invoice therefore accompanied by a reasonably particularized explanation for the need for such outside assistance.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

(g) Landlord, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment structure of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment structure for property similar to the Premises as then constituted.

12.3. Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply the same toward Tenant’s obligations under this Lease; provided, however, that until a Breach, following the expiration of all applicable cure periods (as “Breach” is defined in Section 13.1) shall occur in the performance of Tenant’s obligations under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant’s obligations to such sublessee under such sublease. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a Breach exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said sublessee, or, until the Breach has been cured, against Landlord, for any such rents and other charges so paid by said sublessee to Landlord.

(b) In the event of a Breach by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

(c) No sublessee shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent, except to the extent specifically provided to the contrary in this Lease.

(d) Landlord shall delivery a copy of any notice of Default or Breach by Tenant to the sublessee, who shall have the right to cure the Default of Tenant within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Tenant for any such Defaults cured by the sublessee.

12.4. Affiliates. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to obtain Landlord’s prior written consent with respect to any assignment of the Lease or any sublease of all or any portion of the Premises to an entity or person which controls, is controlled by, or is under common control with, merges with and/or acquires, Tenant.

13. DEFAULT; BREACH; REMEDIES.

13.1. Default; Breach. A “Default” is defined as a failure by the Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease. A “Breach” is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Tenant to cure such Default prior to the expiration of the applicable grace period, shall entitle Landlord to pursue the remedies set forth in Sections 13.2 and/or 13.3:

(a) The permanent vacating of the Premises without the intention to reoccupy the same.

(b) Except as expressly otherwise provided in this Lease, the failure by Tenant to make any payment of Base Rent or any other monetary payment required to be made by Tenant hereunder, whether to Landlord or to a third party, as and when due (including a ten (10) day grace period from and when any such payment is due), the failure by Tenant to provide Landlord with reasonable evidence of insurance or surety bond required under this Lease or the failure of Tenant to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of thirty (30) days following written notice thereof by or on behalf of Landlord to Tenant.

(c) Except as expressly otherwise provided in this Lease, the failure by Tenant to provide Landlord with reasonable written evidence (in duly executed original form, if applicable) of (i) the rescission of an unauthorized assignment or subletting as per Section 12.1(b); (ii) a Tenancy Statement as per Section 16; (iii) the subordination or non-subordination of this Lease as per Section 29; (iv) the execution of any document requested under Section 38 (easements); or (v) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of fifteen (15) days following written notice by or on behalf of Landlord to Tenant; provided, however, that if the nature of Tenant’s failure is such that more than fifteen (15) days are reasonably required for its cure, then such failure shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said fifteen (15) day period and thereafter diligently prosecutes such cure to completion.

(d) A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, that are to be observed, complied with or performed by Tenant, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant’s becoming a “debtor” as defined in 11 U.S.C. or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

13.2. Remedies. If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, within the applicable grace period after written notice to Tenant as set froth herein (or in case of an emergency, without notice), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant’s behalf, subject to the delivery by Landlord to Tenant of any required notice of default or non-performance by Tenant, and following the expiration of any applicable cure period including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor. In the event of a Breach of this Lease by Tenant, as defined in Section 13.1, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach, Landlord may:

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses incurred in the necessary renovation and alteration of the Premises, reasonable attorneys fees, and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Atlanta at the time of award plus one percent. Efforts by Landlord to mitigate damages caused by Tenant’s Default or Breach of this Lease shall not waive Landlord’s right to recover damages under this Article. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Section 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Section 13.1(b), (c) or (d). In such case, the applicable grace period under Section 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Tenant’s right to possession in effect (in the State of Florida after Tenant’s Breach and abandonment and recover the rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. See Sections 12 and 34 for the limitations on assignment and subletting which limitations Tenant and Landlord agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Landlord’s interest under the Lease, shall not constitute a termination of the Tenant’s right to possession.

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

(d) The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant’s occupancy of the Premises.

13.3. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, in addition to the interest described in Article 19 below, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee as provided for in 13.1 (b) above, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Section 4.2 or any other provision of this Lease to the contrary, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance.

13.4. Breach by Landlord. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 13.4, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by the holders of any mortgage or deed of trust covering the Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice as reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION.

Unless Tenant has not exercised its rights to purchase as provided in Section 55 (“Option to Purchase”), if the Premises or any portion thereof are then taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. Unless Tenant has not exercised its Option to Purchase as provided in Section 55, if more than ten percent (10%) of the 3,964 sq. ft. of interior rentable improvements on the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building is taken by condemnation, either party may, at its option, to be exercised in writing within twenty (20) business days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within twenty (20) business days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If neither party terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. However, this exception shall not apply (and Base Rent shall be reduced as set forth herein) if land used as a parking area or access driveways or other improvements critical to the operation of the Premises for the business purposes of Tenant is condemned. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. If the Option to Purchase has been exercised by Tenant, then all awards shall insure to the benefit of Tenant. Such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenant’s Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall repair any damage to the Premises caused by such condemnation, except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15. BROKER’S FEE.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation other than Retail One. Landlord warrants and represents to Tenant that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except for RPS. Brokers will be compensated by Landlord pursuant to separate agreements with each Broker.

Each Party shall indemnify and hold the other Party and the Premises harmless from any cost, expense or liability (including costs of suit and attorneys fees and costs) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation based upon any act or statement of each Party.

16. TENANCY STATEMENT.

16.1. Form of Statement. Each Party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the form of “Tenancy Statement” attached hereto as Exhibit “C,” plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2. Finance, Refinance or Sale of Premises. If Landlord on or after fifteen (15) months from the Commencement Date desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant (if and only if such financial statements are not publicly available) as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LANDLORD’S LIABILITY.

The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the lessee’s interest in the prior lease. Except as provided in Section 15, upon such transfer or assignment, as aforesaid, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinafter defined.

18. SEVERABILITY.

The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS.

Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of prime plus two percent (2%) per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Section 13.4.

20. TIME OF ESSENCE.

Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED.

All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER.

This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Landlord and Tenant each represent and warrant to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23. NOTICES.

All notices, demands or other communications given or permitted hereunder shall be in writing (except as otherwise expressly stated herein) and shall be given, by personal delivery or overnight courier or by United States mail, registered or certified, return receipt requested and postage prepaid, or by facsimile transmission with a hard copy promptly mailed to the following address:

To Landlord: OASIS LARGO, LLC, Attn: John Brennan, 403 SW 8th Street, Ft. Lauderdale, FL 33315; Fax (954)212-3310

To Tenant: First State Financial Corporation; Attn: J.E. Wilkinson, President and CEO, 7555 Dr. Martin Luther King Jr. Street North, St. Pete, FL 33702; Phone (727-520-7801) Fax (727-525-1808)

With copies to: Retail One, Inc.; Attn: Creigh Bogart, 3803 San Nicholas Street, Tampa, FL 33629, Phone (813-251-1915) Fax (813-251-2130)

or to such other address or to such other substitute person or entity as any party shall designate to the other for such purpose in the manner hereinabove set forth. All notices shall be deemed received only on the actual date of receipt thereof.

24. WAIVERS.

No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of

Landlord’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Landlord shall not constitute a waiver of any preceding Default or Breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

25. RECORDING.

Either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER.

Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant fails to surrender the Premises upon the expiration or earlier termination of the Lease without the express written consent of Landlord, Tenant shall become a tenant-at-sufferance at a rental rate equal to one hundred and twenty-five percent (125%) of the monthly Base Rental payable by Tenant for the month immediately preceding such expiration or early termination, unless Landlord provided Tenant with a written notice delivered not later than one hundred and twenty (120) days prior to the expiration date of the term of this Lease, which notice states that Landlord has entered into a letter agreement with an identified third-party tenant, which letter agreement contemplates that Tenant was to vacate the Premises as of the expiration date of the term of this Lease, in which event the tenant-at-sufferance rental rate shall be equal to one hundred and fifty percent (150%) of the monthly Base Rent payable by Tenant for the month immediately preceding such expiration or earlier termination. During any holdover, Tenant shall remain responsible for the payment of all other monetary obligations due and payable by Tenant under the Lease. Acceptance by Landlord of Base Rent after such expiration or earlier termination of the Term shall not result in any renewal of the Term. The foregoing provisions are in addition to and do not affect Tenant’s right of re-entry or any other rights or remedies of Tenant hereunder or as otherwise provided at law or in equity, or both. If Tenant fails to surrender the Premises upon the expiration or earlier termination of the Term despite Landlord’s demand to do so, Tenant shall indemnify and hold Landlord harmless from and against any and all losses, costs, damages and liability (including actual attorneys’ fees and costs, and court costs), direct or indirect, which Landlord may suffer as a result of Tenant’s failure to surrender the Premises.

27. CUMULATIVE REMEDIES.

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. BINDING EFFECT; CHOICE OF LAW.

This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State of Florida. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located, or the United States District Court for the district in which the Premises are located.

29. SUBORDINATION; ATTORNMENT; NONDISTURBANCE.

29.1. Subordination. Subject to the nondisturbance provisions of Section 29.3, this Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord’s default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

29.2. Attornment. Subject to the nondisturbance provisions of Section 29.3, Tenant agrees to attorn the Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Tenant might have against any prior lessor; or (iii) be bound by prepayment of more than one month’s rent.

29.3. Nondisturbance. With respect to Security Devices entered into by Landlord, Tenant’s subordination of this Lease shall be subject to receiving assurance (a “nondisturbance agreement”) from the Lender that Tenant’s possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Breach hereof beyond any applicable cure period.

29.4. Self-Executing. N/A

30. ATTORNEY’S FEES.

If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action or appeal thereon, shall be entitled to reasonable attorney’s fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other Party of its claim or defense. The attorney’s fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. Landlord shall be entitled to attorney’s fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

31. LANDLORD’S ACCESS; SHOWING PREMISES; REPAIRS.

Provided Landlord has given prior written notice to Tenant and provided that a representative or official of Tenant can is reasonably available to accompany Landlord during normal banking hours, and otherwise at reasonable times, Landlord shall be able to access the Premises for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or building any ordinary “For Sale” signs, and Landlord may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

32. INTENTIONALLY DELETED.

33. TERMINATION; MERGER.

Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies, in which event Tenant shall have no further obligation under this Lease relative to such subtenancies. Landlord’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

34. CONSENTS.

(a) Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Landlord’s actual reasonable costs and expenses (including but not limited to architects, attorneys, engineers or other consultants fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Tenant to Landlord upon receipt of an invoice and supporting documentation therefor. Subject to Section 12.2(e) (applicable to assignment or subletting), Landlord’s consent to any act, assignment of this Lease or subletting of the Premises by Tenant shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent.

(b) All conditions to Landlord’s consent authorized by this Lease are acknowledged by Tenant as being reasonable. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

35. QUIET POSSESSION.

Upon payment by Tenant of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

36. OPTIONS. (See Section 3.2)

36.1. Definition. As used in this Article 36 the word “Option” has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Tenant has on other property of Landlord; (b) . the right to purchase the Premises.

36.2. Options Personal To Original Tenant. Each Option granted to Tenant in this Lease is personal to the original Tenant named in Section 1.1 hereto and to any permitted assignee of Tenant’s interests under this Lease, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Tenant while the original Tenant is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Tenant are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

36.3. Multiple Options. In the event that Tenant has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

36.4. Effect of Default on Options.

(a) Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary if at the time of the giving of any notice of exercise, Tenant is in Default under Section 13.1 following the expiration of any applicable cure period.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of Section 36.4(a).

37. SECURITY MEASURES.

Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

38. RESERVATIONS. [Continues under review – Tenant has requested to delete in its entirety.]

Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

39. Intentionally deleted.

40. AUTHORITY.

If either Party hereto is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Tenant is a corporation, trust or partnership, Tenant shall, within five (5) days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

41. CONFLICT.

Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

42. OFFER.

Preparation of this Lease by Landlord or Landlord’s agent and submission of the same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding until executed by all Parties hereto.

43. AMENDMENTS.

This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not change in any manner whatsoever Tenant’s obligations hereunder, Tenant agrees to consider in good faith such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with negotiating a Subordination, Nondisturbance and Attornment Agreement with such entity relative to the obtaining of normal financing or refinancing of the property of which the Premises are a part.

44. MULTIPLE PARTIES.

Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

45. Intentionally deleted.

46. LIMITATION ON LIABILITY.

The obligations of Landlord under this Lease shall not constitute personal obligations of Landlord, the individual partners of Landlord or their partners, directors, officers or shareholders, and Tenant shall look to the Premises, and to no other assets of Landlord, for the satisfaction of any liability of Landlord with respect to this Lease, and shall not seek recourse against the individual partners of Landlord, or its or their individual partners, directors, officers or shareholders or any of their personal assets for such satisfaction.

47. BUILDING SIGN.

Landlord hereby agrees that Tenant, at Tenant’s sole cost and expense, shall have the right during the term of the Lease to have installed in accordance with the terms of this Article 47, such signage (“Tenant’s Signage”) as approved in advance by Landlord in writing. The graphics, materials, color, design, lettering, size, quality, specifications and exact location of Tenant’s Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if Landlord fails to respond within five (5) business days following receipt of written request from Tenant, and shall also comply with all other applicable laws, statutes, ordinances, rules, regulations, permits, approvals and all covenants, conditions or restrictions of record affecting the Premises, including specifically any rules, regulations, restrictions, or other signage requirements of the adjacent Albertson’s-anchored shopping center or related association. Tenant’s Signage shall be installed by Tenant, and Tenant shall pay the costs incurred in the design, construction and installation of Tenant’s Signage, reasonable wear and tear excepted. Tenant, at its sole cost and expense, shall maintain Tenant’s Signage in accordance with a maintenance program approved and supervised by Landlord. At the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense, cause (a) Tenant’s Signage to be removed from the Building and (b) the Building to be restored to its condition existing prior to the installation of Tenant’s Signage. If Tenant fails to remove Tenant’s Signage and restore the Building as provided in this Article 47 within: thirty (30) days of the expiration or earlier termination of the Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in connection therewith shall constitute additional rent under the Lease and shall be paid by Tenant to Landlord within ten (10) days of Tenant’s receipt of an invoice therefor.

48. MORTGAGEE PROTECTION.

Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of the Premises whose address has been furnished in writing to Tenant a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided, however, that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances, provided such mortgagee or beneficiary commences the cure of such default within said thirty (30) day period and diligently pursues the same to completion.

49. FURNISHING OF FINANCIAL STATEMENT; TENANT’S REPRESENTATIONS.

In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time (but not more often than once per calendar year), upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition. Landlord shall be entitled to make the information contained in the financial statements available to any potential partner or lenders of Landlord or purchasers of the Premises or any portion thereof. Subject to the right of Landlord to distribute the information contained in said financial statements as provided in the preceding sentence, Landlord agrees to use commercially reasonable efforts to protect the confidentiality of the information contained in said financial statements. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. Notwithstanding the provisions of this Article 49, so long as Tenant is a publicly held corporation, the delivery of Tenant’s published annual report to Landlord shall satisfy all of the conditions of this Article 49.

50. SECURITY.

Tenant shall, at Tenant’s sole cost and expense, take such security measures as Tenant deems appropriate or necessary in order to secure the Premises, including the installation of security systems, and portions thereof in accordance with such requirements as may be imposed by contractors of Tenant; provided, however, in the event any such security measures require any alterations of or additions to the Premises, any such alterations and/or additions shall be subject to those terms of Sections 7.3 and 7.4 of the Lease which require Tenant to provide Landlord with prior written notice of the commencement of such work in order to allow Landlord the opportunity to post notices of non-responsibility, or which require Tenant to provide Landlord with a copy of Tenant’s plans and specifications, including any field-noted revisions to such plans whereby such plans were revised during the course of construction of such security improvements.

51. CHANGES REQUESTED BY LENDER.

Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by any Lender of Landlord having a security interest in the Premises or this Lease, so long as these changes do not alter the basic business terms of the Lease or otherwise materially diminish any rights or materially increase any obligation of the party from whom consent to such change or amendment is requested.

52. GOOD FAITH REQUIREMENT.

Except as otherwise expressly provided herein, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules or regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated landlord and sophisticated tenant concerning the benefits to be enjoyed under this Lease.

53. PARKING.

Tenant shall be entitled to use, during the Term of the Lease, as it may be extended, the parking areas associated with the Premises for parking by Tenant, and Tenant’s employees, visitors and customers. All responsibility for damage or theft to vehicles is assumed by Tenant and Tenant’s employees, visitors and customers. Tenant shall repair or cause to be repaired, at Tenant’s sole cost and expense, any and all damage to the Building and the Premises caused by Tenant’s, Tenant’s employees’, visitors’ or customers’ use of such parking areas. Tenant shall have the right to designate reserved spaces in the parking areas of the Premises and to otherwise restrict the rights of others to use the parking areas of the Premises, and to establish rules and regulations for such parking areas, subject to any requirements of applicable law.

54. ABSOLUTE NET LEASE.

This Lease shall constitute an absolutely “net lease.” such that the Landlord will be free of any expenses or charges for the Premises, except as this Lease expressly provides. Notwithstanding anything else in this Lease to the contrary, Tenant shall pay as additional rent and discharge, upon demand from Landlord and/or before failure to pay shall create a material risk of forfeiture or penalty, each and every item of expense, of every kind and nature whatsoever, related to or arising from the Premises.

55. OPTION TO PURCHASE.

Tenant shall have the option to purchase the Premises in accordance with the terms and conditions as set forth in that certain “Contract for Purchase and Sale” attached hereto as Exhibit “C.” Tenant shall elect this option by providing advance written notice to Landlord forty five (45) days prior to closing. Tenant’s must close on the purchase of the Premises, if at all, during the following time period: commencing twelve months and a day (following Landlord taking legal title to the Premises) and fifteen months (following Landlord taking legal title to the Premises). In the event that Tenant fails to give proper notice to Landlord and close on the purchase of the Premises in accordance with the foregoing, Tenant’s option to purchase the Premises shall terminate and shall be of no further force and affect. In the event that Tenant exercises and closes on the purchase of the Premises, this Lease shall terminate and the Parties shall have no further obligations hereunder.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the Commencement Date.

LANDLORD

OASIS LARGO, LLC, a Florida limited liability company

By:
Name:
Title:

TENANT

FIRST STATE BANK, a Florida banking corporation

By:
Name:
Title:

Exhibit “A”

Legal Description of Premises

[To Be Furnished]

Exhibit “B”

Due Diligence Reports

1. Existing Building Plans

2. Title Insurance Policy (Prior)

3. Survey (Prior)

4. Survey (Current)

5. Title Insurance Commitment (issued to Landlord)

6. Phase I Environmental Audit

7. Building Condition Report

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Exhibit “C”

Estoppel Certificate

Date: [date]

To Whom It May Concern:

The undersigned hereby certifies as follows:

1. FIRST STATE BANK, as “Tenant,” and OASIS LARGO, LLC as “Landlord,” entered into a written lease dated                      (“Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord, certain Premises described in said Lease and located in the [City] of [name of municipality] County of [name of county], FLORIDA

2. The Lease is in full force and effect and has not been amended, modified, supplemented or assigned by Tenant, except by written agreement(s) dated [date]. The Lease, as amended, modified, supplemented or assigned, if applicable, represents the entire agreement between Landlord and Tenant.

3. Tenant has accepted the Premises and presently occupies them, and is paying rent on a current basis. Tenant has no set-offs, claims or defenses to the enforcement of the Lease, except [specify].

4. As of the date of this certificate, to the best of Tenant’s knowledge, Tenant is not in default in the performance of any of its obligations under the Lease, and has not committed any breach of the Lease and no notice of default has been given to Tenant, except [specify].

5. As of the date of this certificate, to the best of Tenant’s knowledge, Landlord is not in default in the performance of any of its obligations under the Lease, and has not committed any breach of the Lease, and no notice of default has been given to Landlord, except [specify].

6. Base Rent (as defined in the Lease) in the amount of $ [amount] was payable from [date]. No Base Rent has been paid by Tenant in advance under the Lease, except for a payment that became or becomes due on [date].

7. Tenant has no claim against Landlord for any other security deposit, prepaid fee or charge or prepaid rent, except as provided in Paragraph 6 of this certificate, and except [specify].

8. Tenant is executing and delivering this certificate with the understanding that either a potential buyer is contemplating acquiring all or a part of the Premises or a potential lender or ground Landlord is contemplating providing financing or a ground lease which affects the Premises and that said buyer, lender or ground Landlord will be entering into said transaction in material reliance on this certificate.

Executed and effective on [date].

TENANT

By: [specify]
Print name: [name]
Its: [specify]

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